OMNICOM GROUP INC.
SENIOR EXECUTIVE RESTRICTIVE COVENANT AND RETENTION PLAN

ARTICLE I
PREAMBLE
1.1    The purpose of this Senior Executive Restrictive Covenant and Retention Plan (the “Plan”) is to secure non-competition, non-solicitation, non-disparagement and consulting agreements with Executive Officers and Key Employees for a significant period of time, and strengthen the retention aspect of Executive Officers’ and Key Employees’ total compensation.
1.2    This Plan may be amended at any time and from time to time by the Committee to comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”), and regulations and interpretations issued thereunder. Notwithstanding Section 10.1 of the Plan, any such amendment may be made without the consent of any Participant or Beneficiary, regardless of whether such amendment adversely affects any benefits or rights of a Participant or Beneficiary arising under the terms of the Plan.
1.3    This Plan became effective as of December 15, 2006, and was previously amended on December 4, 2008, May 19, 2009 and March 29, 2010.
ARTICLE II
DEFINITIONS
The following terms shall have the meaning set forth below:
2.1    “Annual Cap” means $1,500,000 for the first payment to any Participant; provided, however, that the Annual Cap shall be adjusted annually (beginning with the second annual payment to the Participant) by the most recent Cost-of-Living Adjustment used by the United States Social Security Administration. Notwithstanding anything else to the contrary, the Annual Cap shall not be increased by more than 2.5% per calendar year.
2.2    “Beneficiary” means any person, persons, entity or entities designated in writing by the Participant to the Company to receive payment, if any, to be made hereunder following the death of the Participant, and in the absence of such designation, means (i) the Participant’s surviving spouse, while living, and (ii) if there be no surviving spouse or upon the death of the surviving spouse, then to the estate of the Participant.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Cause” means a termination of employment hereunder upon:

(i)
the Participant’s having been convicted of, or having entered a plea bargain or settlement admitting guilt for any felony committed in the execution of and while performing the Participant’s duties as an Executive Officer or Key Employee where, as a result of such felony, the continued employment of the Participant would have a material adverse impact on the Company; provided, that, the Participant shall not be deemed to have been convicted of a felony until the felony conviction becomes final after the exhaustion of all appeals related to the conviction, or in the absence of an appeal, the exhaustion of all applicable appeal periods related to the conviction;

(ii)
the Participant’s having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission, for any securities violation involving a material and willful act of fraud; provided, that, the Participant shall not be deemed to have been the subject of any such order obtained or issued by the Securities and Exchange Commission until the order becomes final after the exhaustion of all appeals related to the order, or in the absence of an appeal, the exhaustion of all applicable appeal periods related to the order; or

(iii)
the Participant’s having been convicted of, or having entered a plea bargain or settlement admitting guilt for, the commission of an act of fraud or embezzlement against the Company that results in material and demonstrable harm to the Company; provided, that, the Participant shall not be deemed to have been convicted of an act of fraud or embezzlement against the Company until such conviction becomes final after the exhaustion of all appeals related to the conviction, or in the absence of an appeal, the exhaustion of all applicable appeal periods related to the conviction.

If the Company or one of its Subsidiaries desires to terminate the Participant’s employment for Cause in accordance herewith, it shall provide the Participant with a notice of termination, and allow the Participant 90 days following the date of such notice to fully remedy, cure or rectify, if possible, the situation giving rise to the allegations of Cause. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (excluding the Participant, if the Participant is a member of the Board) at a meeting of the Board (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel for the Participant, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described above, and specifying the particulars thereof in detail.
2.5    “Committee” means the Compensation Committee of the Board, or if there should be no Compensation Committee, means a committee of not less than three members of the Board none of whom shall, while serving as a member of the Committee, be eligible to receive a benefit under the Plan from the Company.
2.6    “Company” means Omnicom Group Inc., a New York corporation.
2.7    “Disability” means the inability of the Participant, by reason of physical condition, mental illness or accident, to perform substantially all of the duties of the position at which he or she was employed by the Employer when such disability commenced, provided that such disability constitutes a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4) or any successor regulation. The Committee shall make all determinations as to “Disability,” after a hearing at which the Participant shall be entitled to be present with counsel of his or her choice and be heard by the Committee, and the determination by the Committee shall be final and conclusive.
2.8    “Employee” means any person who is a full-time employee of an Employer.
2.9    “Employer” means the Company or a Subsidiary.
2.10    “Executive Officer” means, as determined by the Board on an annual basis, the Company’s president, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company. Executive Officers of Subsidiaries may be deemed Executive Officers of the Company if they perform such policy making functions for the Company.
2.11    “Employer Group” means the Company and all Subsidiaries.
2.12    “Final Average Pay” means the Participant’s average annual Pay determined using the highest three (3) years of Pay during the Employee’s employment with the Employer, unless otherwise defined by the Participant’s Senior Executive Restrictive Covenant and Retention Plan Agreement. For this purpose, only full years of employment will be taken into account and partial years of employment will be disregarded.
2.13    “Key Employee” means any Employee specifically designated as a “Participant” by the Board.

2.14    “Participant” means a person who participates in the Plan in accordance with Article V below.
2.15    “Plan” means this Omnicom Group Inc. Senior Executive Restrictive Covenant and Retention Plan, as may be amended from time to time.
2.16    “Pay” means the base salary plus bonus and other incentive compensation earned in respect of any calendar year by the Participant, whether or not paid to the Participant or waived or deferred by the Participant, excluding all other forms of compensation, such as severance pay, contributions under benefit plans, and the compensatory elements of stock awards.
2.17    “Percentage” means 5% plus 2% per Year of Executive Service, unless otherwise defined by the Participant’s Senior Executive Restrictive Covenant and Retention Plan Agreement. Unless otherwise limited by the Participant’s Senior Executive Restrictive Covenant and Retention Plan Agreement, in no event may the Percentage exceed 35%.
2.18    “Separation from Service” means a Participant’s “separation from service” with the Employer Group as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto.
2.19    “Senior Executive Restrictive Covenant and Retention Plan Agreement” means a written agreement containing terms and conditions that are deemed appropriate by the Committee.
2.20    “Subsidiary” means any company in which the Company holds, directly or indirectly, 50% or more of its outstanding voting stock.
2.21    “Vested Participant” means a Participant who has completed seven Years of Service.
2.22    “Year of Executive Service” means each complete or partial Year of Service during which the Participant was an Executive Officer or Key Employee.
2.23    “Year of Service” means each consecutive period of 365 days the Participant is in the continuous employ of a member or members of the Employer Group. For purposes of this Section, “continuous employ of a member or members of the Employer Group” means consecutive employment by members of the Employer Group without interruption by reason of self-employment or employment by a third party employer, except as provided in Section 2.19(b) of the Plan.
The Participant shall be in the employ of the Employer regardless of absences by reason of:
(a)    sick leave, vacation leave, or other special leave approved by the Employer which does not exceed six months, provided the Participant returns to work for the Employer not later than the expiration date of the authorized leave of absence; and
(b)    time spent in the service of others at the request of, or with the approval of, the Employer, provided the Participant returns to work for the Employer within fifteen (15) days following cessation of work for such other party.
ARTICLE III
COMPANY’S PAYMENT OBLIGATION CONDITIONAL ON PARTICIPANT REFRAINING FROM COMPETITIVE AND OTHER ACTIVITIES AFTER SEVERANCE OF EMPLOYMENT
3.1    It is a condition of the Company’s obligation to make payments hereunder that from the date of the Participant’s employment termination described in Section 6.1 of the Plan that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant is entitled to receive payments hereunder:

(a)    that the Participant shall not, directly or indirectly, engage in, nor become employed as an employee or retained as a consultant by any of the top 15 marketing services organizations as reported most recently by Advertising Age (determined at the time of entering into the Senior Executive Restrictive Covenant and Retention Plan Agreement), or any of such marketing organizations’ subsidiaries in the United States or any other country (“Protected Business”); provided, that, nothing shall prohibit the Participant from, directly or indirectly, engaging in, or becoming employed as an employee or retained as a consultant, as described in Article IV or otherwise, by a member of the Employer Group;
(b)    that the Participant shall not employ (including to retain, engage, or conduct business with) or attempt to employ (other than on behalf of a member of the Employer Group) or assist anyone else to employ any person who is at the time of the alleged prohibited conduct, or was at any time during the preceding year, an employee of a member of the Employer Group;
(c)    that the Participant shall not make any oral or written statement to any person or entity which disparages in a material way the business reputation of the Company or any member of the Employer Group or the top 50 clients of the Employer Group; and
(d)    that the Participant shall not willfully engage in any activity which is materially harmful to the interests of the Employer Group.
In the event that the Committee determines that the Participant has breached any of the provisions of Subsections (a) through (d) above, it shall give the Participant written notice thereof stating in detail the particular act or failures that constitute such breach and the specific action that the Committee requires the Participant to take to cure such alleged breach. Any such notice must be given within ninety (90) days after the Committee first determines that such acts or failures constitute a breach. The Committee must give the Participant a reasonable opportunity to cure in all circumstances in which it alleges that the Participant has breached any of the provisions of Subsections (a) through (d) above. The Participant shall have ninety (90) days after receiving such notice to remedy such breach. The determination of (i) whether a business is in the top 15 marketing services organizations as reported in Advertising Age, (ii) whether the Participant employed, attempted to employ or assisted anyone else to employ any employee of the Employer Group, (iii) whether the Participant made statements which disparages in a material way, and (iv) whether the Participant willfully engaged in any activity which is materially harmful, shall be made by the Committee in good faith after a hearing at which the Participant shall be entitled to be present with counsel of his choice and be heard by the Committee, and any such determination by the Committee shall be final and conclusive.
3.2    Nothing herein prohibits or restricts the Participant from engaging in the Protected Business in the geographic areas described in Subsection 3.1(a) of the Plan, employing, attempting to employ or assisting anyone else to employ any employee of a member of the Employer Group, making disparaging statements, or willfully engaging in activity which is harmful to the interests of the Employer Group (collectively “Activities”); provided, however, in the event the Participant chooses to engage in any of such Activities, the Company’s obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such Activity occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder.
ARTICLE IV
COMPANY’S PAYMENT OBLIGATION CONDITIONAL ON PARTICIPANT’S AVAILABILITY FOR ADVISORY AND CONSULTATIVE SERVICES AFTER SEVERANCE OF EMPLOYMENT
4.1    If the Participant has not attained the age of 55 as of the date of his termination of employment, it is a further condition of the Company’s obligation to make payments hereunder that, from the date of the Participant’s employment termination described in Section 6.1 of the Plan that shall have given rise to the obligation to pay and until the Participant attains the age of 55, the Participant, if not physically or mentally disabled, shall, as an independent contractor and upon not less than thirty (30) days prior written notice from the Company, make his or her services available to the Company as an advisor and consultant with respect to activities of the department or unit of the Company’s business to which the Participant was last assigned; provided, however, that the Participant shall not be obligated to make his or her services available (i) for more than forty-five (45) business days in the aggregate in any one calendar year and for more than seven (7) consecutive business days in any one calendar year, and (ii) during the period from December 15 through January 15. Such advisory or consulting services shall be rendered at such times and places as may be mutually convenient to the Chief Executive Officer of the Company and the Participant. The scheduling of the Participant’s advisory and consulting activities shall take into account his or her other business, family and civic commitments. The Company shall reimburse the Participant for reasonable traveling, transportation and living expenses necessarily incurred by the Participant while away from his or her regular place of residence in the performance of such advisory and consultative services for the Company.
In the event that the Committee determines that the Participant has breached any of the provisions of Section 4.1 above, it shall give the Participant written notice thereof stating in detail the particular act or failures that constitute such breach and the specific action that the Committee requires the Participant to take to cure such alleged breach. Any such notice must be given within ninety (90) days after the Committee first determines that such acts or failures constitute a breach. The Committee must give the Participant a reasonable opportunity to cure in all circumstances in which it alleges that the Participant has breached any of the provisions of Section 4.1 above. The Participant shall have ninety (90) days after receiving such notice to remedy such breach. The determination of whether the Participant has violated any provision of Section 4.1 above shall be made by the Committee in good faith after a hearing at which the Participant shall be entitled to be present with counsel of his choice and be heard by the Committee, and any such determination by the Committee shall be final and conclusive.
4.2    In the event the Participant chooses not to render advisory and consultative services to the Company as provided in Section 4.1 of the Plan, the Company’s obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such event occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder.
ARTICLE V
PARTICIPATION
5.1    The Committee shall select, in its sole discretion, those Employees who are eligible to become Participants in the Plan.
5.2    An eligible Employee shall become a Participant in the Plan effective upon the Employee executing and returning to the Company’s Secretary a Senior Executive Restrictive Covenant and Retention Plan Agreement.
ARTICLE VI
BENEFITS
6.1    Except as otherwise set forth in the Participant’s Senior Executive Restrictive Covenant and Retention Plan Agreement, in the event the Participant’s employment with the Employer Group terminates for any reason other than for Cause after the Participant has completed seven Years of Service and the Participant incurs a Separation from Service, then the Company, subject to all the terms and conditions hereof, shall become obligated to pay to the Participant, or to the Beneficiary if the obligation arises because of the death of the Participant, each year, for fifteen (15) consecutive calendar years commencing in the year determined under Section 6.2 of the Plan, an amount equal to the lesser of (a) the product obtained by multiplying the Participant’s Final Average Pay by the Percentage; or (b) the Annual Cap (each such annual payment an “Annual Installment Payment”). Each Annual Installment Payment made pursuant to this Section 6.1 shall be deemed a separate payment under this Plan for all purposes.

6.2    Except as otherwise set forth in the Participant’s Senior Executive Restrictive Covenant and Retention Plan Agreement, the benefits to be paid under Section 6.1 of the Plan, if any, shall commence upon the later of (a) the Participant’s attainment of age 55 (subject to Section 6.3 of the Plan), or (b) the calendar year following the calendar year in which the Participant dies or incurs a Separation from Service; provided, however, that the following exceptions apply:
(i)    If the Participant becomes subject to a Disability, then the Participant’s benefits shall commence in the calendar year following the calendar year in which such Disability occurs, provided, however, that this clause (i) shall not be construed so as to delay the commencement of the payment of the Participant’s benefits beyond the date on which the payment of such benefits would otherwise have commenced under the terms of this Plan;
(ii)    If the Participant dies prior to receiving the first payment of his or her benefits, then 100% of the benefits that would have been paid to the Participant had the Participant lived to receive all payments shall be paid to the Beneficiary in annual payments over the total number of calendar years as to which the Company would have been obligated to make payments hereunder to the Participant;
(iii)    If the Participant dies after receiving the first payment of his or her benefits, but before the Participant has received all of the payments in respect of the total number of calendar years as to which the Company is obligated to make payments hereunder (“Payment Period”), the Company shall thereafter be obligated to make annual payments to the Beneficiary during the remainder of the Payment Period, equal to 100% of the amount which the Company would have been obligated to pay to the Participant had the Participant lived to receive all payments; and
(iv)    Notwithstanding any provision of the Plan to the contrary, except pursuant to clause (i) above, no portion of the Participant’s benefits shall be provided to the Participant prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service or (ii) the date of the Participant’s death. Upon the earlier of such dates, all payments deferred pursuant to this Section 6.2(iv) shall be paid in a lump sum to the Participant. Thereafter, payments will resume in accordance with this Plan.
6.3    Payments hereunder as a result of the Participant attaining age 55 shall commence as soon as practicable as determined by the Company but no later than the later of (i) ninety (90) days following the Participant’s attainment of age 55, and (ii) the fifteenth day of the third calendar month following the Participant’s attainment of age 55 and subsequent payments shall be made in each calendar year of payment following the Participant’s attainment of age 55 during the first ninety (90) days of the subject calendar year. Except as otherwise provided herein, all payments under this Article shall be made by the Company in each calendar year of payment during the first ninety (90) days of the subject calendar year.
6.4    The Company may, at any time and from time to time, seek to fund, in whole or in part, its obligation under the Plan by applying for insurance on the life of a Participant. Such Participant shall, if requested in writing by the Company, undergo a physical examination for such purpose by medical examiners designated by the Company, and if the Participant should refuse to undergo such physical examination the Company shall have the right to terminate its obligation under the Plan by giving written notice of such termination to the Participant.
6.5    For purposes of clarifying the provisions of the Plan, including Article VI, the Participant shall not be deemed an Employee solely by serving as a non-executive member or Chairman of the Board (or any similar committee of any Employer).
ARTICLE VII
DESIGNATION AND IDENTITY OF BENEFICIARY
7.1    A Participant may designate a Beneficiary by signing, dating and filing with the Secretary of the Company a written instrument setting forth the name(s) and address(es) of the Beneficiary, and if the Beneficiary be more than one person or entity, describing the allocation of the payment benefit among them. A Participant may change his or her designation of a Beneficiary and thereby revoke a prior designation of a Beneficiary at any time and from time to time by filing a new such written instrument with the Secretary. The Beneficiary named in the last unrevoked designation of Beneficiary so filed by the Participant prior to his or her death shall be the Beneficiary for purposes of the Plan. In the absence of a designation of Beneficiary by the Participant, or in the event the last written designation of Beneficiary on file with the Secretary has been revoked by the Participant, the Beneficiary shall be as described in Section 2.1 of the Plan.
7.2    It is a condition of the Company’s obligation to make payments to the Beneficiary hereunder that (a) in making payments the Company may, in its sole and absolute discretion, rely upon signed, written declarations, verifying the identity of a Beneficiary filed with the Secretary of the Company by a person or entity claiming to be such Beneficiary; (b) any payment made by the Company in good faith to any claimant, whether or not such declarations shall have been filed with the Company, shall pro tanto, discharge any obligation the Company might otherwise have to make payment to any and all other actual or possible claimants; (c) any person or entity claiming to be entitled to receive payments hereunder following the death of the Participant shall have recourse only against the person or entity to whom the Company shall have made payment in good faith; and (d) in the event the Company, on advice of counsel, delays payment of any sums becoming due to a Beneficiary by reason of a dispute as to the legitimacy of the claim of such Beneficiary, no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.
ARTICLE VIII
ADMINISTRATION
8.1    The Plan shall be administered by the Committee. A majority vote of the Committee members shall control any decision of the Committee. The Committee shall have all powers necessary to administer the Plan, including the power to:
(a)    make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;
(b)    interpret the Plan, decide all questions concerning the Plan (whether of fact or otherwise) and determine the eligibility of any person to receive payments hereunder, each in its sole discretion; any such interpretation or determination to be reviewed under an abuse of discretion standard;
(c)    appoint such agents, counsel, accountants, consultants, and other persons as may be required to assist in administering the Plan; and
(d)    allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.
8.2    The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
8.3    The Company shall indemnify and hold harmless the members of the Committee and the Board, and any of its delegates, against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee or the Board, or the service of such delegate, except where (i) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action; or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

ARTCILE IX
CLAIMS PROCEDURE
9.1    If a Participant or Beneficiary (“Claimant”) does not receive a benefit to which the Claimant believes he or she is entitled, the Claimant may file a written claim with the Committee. The Claimant’s claim will be processed by the Committee within ninety (90) days (in special circumstances, this period may be extended for an additional ninety (90) days by written notice to the Claimant). If the Claimant’s claim is denied, he or she will be notified in writing, and such notification will include the reasons for the denial, specific references to pertinent Plan provisions, a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary, and a description of the Plan’s claim review procedure, described below, including a statement of the Claimant’s right to bring a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) Section 502(a) following an adverse benefit determination on review.
9.2    If the Claimant is dissatisfied with the Committee’s determination, the Claimant may request, in writing, a review by the Board of the Committee’s determination. The Claimant also has the right to review and obtain copies of relevant documents and to submit issues and comments in writing. The Claimant must request a claim review not later than sixty (60) days after the date the Claimant receives the Committee’s notification. The Board’s review shall take into account all comments, documents, records, and other information submitted by the Claimant related to the claim, without regard to whether such information was submitted or considered by the Committee.
9.3    Within sixty (60) days of receipt of a request for review of the disputed claim (in special circumstances, 120 days, by written notice to the Claimant), the Board will review the claim and advise the Claimant, in writing, of its determination. The writing will include the reasons for the Board’s decision, specific references to pertinent Plan provisions, a statement that the Claimant is entitled to receive reasonable access to and copies of all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a). The Board’s decision shall be final and conclusive.
ARTICLE X
TERMINATION, SUSPENSION OR AMENDMENT
10.1    The Committee may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part only in a manner that complies with Treasury Regulation § 1.409A-3(j)(4)(ix). The Committee may, in its sole discretion, amend the Plan or a Participant’s Senior Executive Restrictive Covenant and Retention Plan Agreement at any time, and from time to time, for any reason. Any amendment, termination or suspension shall be in writing. Except as provided in Section 1.2 of the Plan, no amendment, termination, or suspension may adversely affect the benefits or rights of a Participant arising under the terms of the Plan or a Senior Executive Restrictive Covenant and Retention Plan Agreement in a material manner without the consent of such Participant.
ARTICLE XI
MISCELLANEOUS
11.1    This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly-compensated employees within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.
11.2    With respect to rights and benefits derived from the existence of the Plan, Participants shall be unsecured general creditors of the Company, with no secured or preferential right to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets.

11.3    The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.
11.4    The Company shall withhold from payments hereunder any taxes required to be withheld from such payments under applicable local, state or federal law. 11.5 The right of a Participant or Beneficiary to receive payments hereunder is personal, non-assignable and non-transferable by operation of law or otherwise. The word “otherwise” in the preceding sentence shall include, without limitation, any execution, levy, garnishment, attachment or seizure by any other legal process. If at the time the Company is to make a payment to a Participant or Beneficiary hereunder the Participant or Beneficiary is not entitled to receive such payment by reason of non-compliance with the provisions of this Section 11.5, the obligation of the Company to make such payment shall forthwith terminate.
11.5    Any payment to be made by the Company to a person under the age of 21 years may be made to such person or to a guardian of the property of such person or to a parent of such person as the Company may, in its sole and absolute discretion, determine. The Company may delay such payment until the Company has received notice of the appointment and qualification of a guardian of the property of such person, and no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.
11.6    Nothing herein contained shall be deemed to give the Participant the right to remain in the employ of the Employer or to interfere with the right of the Employer to terminate the Participant’s employment at any time, nor to give the Employer the right to require the Participant to remain in its employ or to interfere with the Participant’s right to terminate employment at any time.
11.7    Except as preempted by ERISA, the provisions of this Plan shall be construed and interpreted in accordance with the laws of the State of New York, and is subject to all applicable federal, state and municipal laws and regulations now or hereafter in force.
11.8    If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, and this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
11.9    The failure of any party to insist upon strict adherence to any term of the Plan on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the Plan.
11.10    The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns, and to the Participants and their representatives, heirs and estate. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.
11.11    It is intended that this Plan shall be limited, construed and interpreted in accordance with Section 409A of the Code. It is also intended that to the extent that any payment or benefit described hereunder is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. No provision in this Plan shall be interpreted or construed to directly or indirectly transfer any liability for a failure to comply with Section 409A of the Code from a Participant or other individual to the Company, or any other individual or entity affiliated with the Company.
As Amended and Restated on July 20, 2010